UNITED STATES SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	001-31254 (Commission File Number)	13-3532663 (IRS Employer Identification No.)
90 Park Avenue, New York, New York 10016
(Address of principal executive offices)
(212) 907-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (917 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On November 15, 2005, The BISYS Group, Inc. (“BISYS”) entered into Amendment No. 2 and Consent No. 5 (the “Amendment”) with the lenders under its Credit Agreement dated as of March 31, 2004 (as previously amended in July 2005, the “Credit Facility”). The Amendment (i) further extends to December 15, 2005, the cure period for the default resulting from BISYS’ failure to timely file its Form 10-Q for the fiscal quarter ended March 31, 2005 and deliver the related compliance certificate for such fiscal quarter, (ii) further extends to December 31, 2005, the cure period for the default resulting from BISYS’ failure to timely file its Form 10-K for the fiscal year ended June 30, 2005 and deliver the related compliance certificate for such fiscal period, and (iii) extends to January 31, 2006, the cure period for the default resulting from BISYS’ failure to timely file its Form 10-Q for the fiscal quarter ended September 30, 2005 and deliver the related compliance certificate for such fiscal quarter. The Amendment also changes the definition of “Maturity Date” to extend the date required for BISYS to refinance $300 million of outstanding 4% convertible subordinated notes due March 2006 from December 14, 2005 to January 31, 2006, and lowers the minimum consolidated net worth that BISYS will be required to maintain under the Credit Facility following its completion of the anticipated sale of the Information Services group to Open Solutions, Inc. In addition, the Amendment modifies the definitions of “Consolidated Net Worth”, “Senior Leverage Ratio” and “Total Leverage Ratio” in the Credit Facility to include accrued but unpaid expenses of approximately $22 million at March 31, 2005 to settle the previously disclosed SEC investigations related to marketing and distribution arrangements in BISYS’ mutual funds services business.
BISYS previously announced on July 25, 2005 that it is required to restate its previously issued financial statements for the years ended June 30, 2002, 2003, and 2004 and the interim financial statements for the quarters ended March 31, 2004 and September 30 and December 31, 2004 and 2003. As a result of the delay in the completion of the restatement work, BISYS has not been able to file its Form 10-Q for the quarter ended March 31, 2005, Form 10-K for the fiscal year ended June 30, 2005 or Form 10-Q for the quarter ended September 30, 2005 with the SEC in a timely fashion. The investigation being conducted by BISYS’ Audit Committee is nearing completion and BISYS, its Audit Committee and its Independent Auditors are proceeding to complete all work in order to permit BISYS to file these reports promptly. Until such time as BISYS files its Form 10-Q for the fiscal quarter ended March 31, 2005 and its Form 10-K for the fiscal year ended June 30, 2005 (and delivers the related compliance certificates for such fiscal periods), BISYS has agreed that it will not request additional credit extensions under the Credit Facility. BISYS believes that its operating cash flows and cash on hand will be sufficient to support its near term working capital and other cash requirements and that additional credit under the Credit Facility will not be necessary through the current extension dates.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the actual agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
On November 16, 2005, BISYS issued a press release related to the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.02. Results of Operations.
As disclosed in Item 1.01 above, the investigation being conducted by BISYS’ Audit Committee is nearing completion. While the pending restatement has not yet been finalized, BISYS has identified various accounting adjustments that are expected to result in a reduction of between 5% and 6% of its stockholders’ equity at December 31, 2004. The adjustments generally fall into the following four categories: adjustments in connection with (1) acquisitions and divestitures, including accounting for certain costs associated with acquisitions of businesses, (2) revenue and expense recognition issues, including accounting for revenues recognized for new business acquisition and conversion services, (3) real property leases, and (4) non-routine transactions and contractual obligations, including accounting for vendor rebates and other miscellaneous items. Additionally, as a result of the restatement adjustments, BISYS expects to record related adjustments to the computation of income taxes.
This information is furnished pursuant to Item 2.02 of Form 8-K. The information furnished under this Item 2.02 shall not be treated as filed for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless and except as specifically incorporated
Item 8.01. Other Events.
In connection with the preparation of its Annual Report on Form 10-K for the fiscal year ended June 30, 2005, BISYS is in the process of carrying out an assessment of the effectiveness of internal controls over financial reporting, which is required to be included in its 2005 Form 10-K. Upon completion of this assessment, BISYS expects that internal control deficiencies will be identified which are indicative of one or more material weaknesses in our internal controls over financial reporting as of June 30, 2005. As a result of these material weaknesses, BISYS expects to conclude that its disclosure controls and procedures and internal controls over financial reporting were not operating effectively as of June 30, 2005. With respect to these disclosure controls and procedures and internal control deficiencies which are expected to be identified, BISYS has taken or will take actions necessary to remediate such deficiencies. A complete description of these control deficiencies and remediation steps will be set forth in Management’s Report on Internal Control Over Financial Reporting, which will be filed in Item 9A of BISYS’ 2005 Form 10-K.
Item 9.01. Financial Statements and Exhibits.
Exhibits:
10.1 Amendment No. 2 and Consent No. 5 dated as of November 14, 2005, under the Credit Agreement, dated as of March 31, 2004, among The Bisys Group, Inc., the Lenders party thereto, Bank of America, N.A., a successor by merger to Fleet National Bank, JPMorgan Chase Bank, Suntrust Bank, and Wachovia Bank, National Association, as Documentation Agents, and The Bank of New York, as Administrative Agent.
99.1 Press release, dated November 16, 2005
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.
By:	/s/ Edward S. Forman
Edward S. Forman
Senior Vice President, Acting General Counsel and Secretary

Date: November 21, 2005

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